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                                                                    EXHIBIT 10.4

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                              SIENA HOLDINGS, INC.



1. GRANT OF OPTION. Siena Holdings, Inc., a Delaware corporation (the "Company" or "Siena") or its Subsidiaries, hereby grants to:

                                W. JOSEPH DRYER
                        (the "Grantee" "You" or "Your")

                 an option to purchase from the Company a total of 163,000 full shares ("Stock Options") of Ordinary Shares ("Common Stock") of the Company at $0.92 per share in the amounts, during the periods, and upon the terms and conditions set forth in this agreement. The Date of Grant of this Stock Option is DECEMBER 1, 1997. This is a NON-QUALIFIED STOCK OPTION.

2. SUBJECT TO PLAN. This Stock Option and its exercise are subject to the terms and conditions of this Agreement. The capitalized terms used in this Agreement are defined below. This Stock Option is subject to any rules which have been or may be made by the Board or the Committee and communicated to you in writing.

                 (A) Board. The Board of Directors (or equivalent governing authority) of the Company, as appointed by the Chairman of Siena.

                 (B) Change in Control. A "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act as such Schedule, Regulation and Act were in effect on the date of adoption of this Plan by the Board, assuming that such Schedule, Regulation and Act applied to the Company, provided that such a change in control shall be deemed to have occurred at such time as:

                          (I) any "person" (as that term is used in Section 13(d) and 14(d)(2) of the Exchange Act) (other than Siena Holdings, Inc. or an affiliate of Siena Holdings, Inc.) becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities representing a 30% or more of the combined voting power for election of members of the Board of the then outstanding voting securities of the Company or any successor of the Company;

                          (II) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of the Company cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for





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                          election of each new member of the Board was approved
                          by a vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of the period;

                          (III) the equity-holders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were equity-holders of the Company immediately prior to the effective date of the merger or consolidation (and excluding, however, any shares held by any party to such merger or consolidation and their affiliates) shall have beneficial ownership of less than 50% of the combined voting power for election of members of the Board (or equivalent) of the surviving entity following the effective date of such merger or consolidation; or

                          (IV) the equity-holders of the Company approve any merger or consolidation as a result of which the equity interests in the Company shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earnings power of the Company;

                 (C.) Code.  The Internal Revenue Code of 1986, as amended.

                 (D) Compensation Committee or Committee. The Committee, which shall be comprised of three or more members who shall be appointed by the Board to administer this Agreement, which the Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. In the absence of a Committee, reference thereto shall be to the Board.

                 (E) Common Stock. Siena Holdings, Inc. Class A Common Stock, which the Company is authorized to issue or may in the future be authorized to issue.

                 (F) Company. Siena Holdings, Inc. ("Siena"), its subsidiaries and any successor corporation.

                 (G) Disability. Any complete and permanent disability as defined in Section 22(e)(3) of the Code and determined in accordance with the procedures set forth in the regulations thereunder.

                 (H) Officer. Any officer of the Company or any Parent or Subsidiary, who, in the opinion of the Committee, is one of a select group of executive officers, other officers or other key management personnel of the Company or any Parent or Subsidiary who is in a position to contribute materially to the continued growth and development and to the continued financial success of the Company or any Parent or Subsidiary, including executive officers and officers who are members of the Board.





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                 (I) Exchange Act.  The Securities Exchange Act of 1934, as
                 amended.

                 (J) Fair Market Value. The closing sales price of the Common Stock as reported or listed on a national securities exchange on any relevant date for valuation, or, if there is no such sale on such date, the applicable prices as so reported on the nearest preceding date upon which such sale took place. In the event the shares of Common Stock are not listed on a national securities exchange, the Fair Market Value of such shares shall initially; be based upon the book value of the Company on June 30, 1997 which includes adjustments to reflect the market value of the assets and liabilities pursuant to generally accepted accounting principles, thereafter shall be determined by the Committee in its sole discretion.

                 (K) Grantee. Any Officer or Director of the Company who in the opinion of the Committee performs significant services for the benefit of the Company and who is granted a Stock Option under this Agreement.

                 (L) Involuntary Termination. The termination of Grantee's retention by Siena other than for death, Disability, Retirement, Terminated for Cause, Terminated for Good Reason, or in the event of a Change of Control (as defined in Section 2(B) above).

                 (M) Retirement. The termination of retention by the Company or any Parent or Subsidiary constituting retirement as determined by the Committee.

                 (N) Stock Option. A Non-Qualified Stock Option granted by the Committee to a Grantee under this Agreement.

                 (O) Subsidiary. Any corporation (whether now or hereafter existing) which constitutes a "subsidiary" of the Company, as defined in Section 424(f) of the Code.

                 (P) Termination for Cause. An Officer shall be deemed Terminated for Cause if he or she is terminated as a result of a breach of his or her written retention agreement.

                 (Q) Termination for Good Reason. The resignation of an Officer shall be deemed to be a Termination for Good Reason if the Officers resignation is within two years of a Change in Control as defined in Section 2(B) above, caused by and within ninety (90) days of the following: (I) without the express written consent of the Officer, any duties that are assigned which are materially inconsistent with the Officer's position, duties and status with Siena at the time of the Change in Control; (ii) any action by Siena which results in a material diminution in the position, duties or status of the Officer with Siena at the time of the Change in Control or any transfer or proposed transfer of the Officer for any extended period to a location outside his principal place of retention at the time of the Change in Control without his consent;
                 (iii) the base annual compensation of the Officer, as same may be hereafter be increased from time to time, is reduced; or
                 (iv) without limiting the generality or effect of the foregoing, Siena fails to comply with any of its material obligations hereunder.





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3.               VESTING: TIME OF EXERCISE.  Except as specifically provided in this Agreement and subject to certain terms, restrictions and conditions set forth in this Agreement, this Stock Option is exercisable in the following cumulative installments:


                 First installment.     Up to 20% of the total Stock Options
                                        at any time following the first
                                        anniversary of the Date of Grant.

                 Second installment.    Up to an additional 20% of the total
                                        Stock Options at any time following
                                        the second anniversary of the Date of
                                        Grant.


                 Third installment.     Up to an additional 20% of the total
                                        Stock Options at any time
                                        following the third anniversary of the
                                        Date of Grant.

                 Forth installment.     Up to an additional 20% of the total
                                        Stock Options at any time following the
                                        forth anniversary of the Date of Grant.

                 Fifth installment.     Up to an additional 20% of the total
                                        Stock Options at any time following the
                                        fifth anniversary of the Date of Grant.

4. TERM; FORFEITURE. This Stock Option, and all unexercised Stock Options granted hereunder, will terminate and be forfeited at the first of the following to occur;

                 (A) 5:00 pm on December 1, 2007; or

                 (B) 5:00 pm on the date which is twelve (12) months following termination of service due to death, Disability or six (6) months after Retirement for Stock Options vested at termination; or

                 (C.) 5:00 pm on the date which is twelve (12) months following termination of service due to death, Disability or six (6) months after Retirement for Stock Options that vest after termination; or

                 (D) 5:00 pm on the 31st day after the day of any other termination of service.

                 (E) For purposes of termination of service due to death or Disability, any non-vested portion of any outstanding Stock Option shall become vested and immediately and fully exercisable, notwithstanding any provision therein for the exercise in installments.

                 (F) For purposes of termination of service due to Retirement, any non-vested portion of any outstanding Stock Options shall become vested and immediately and fully exercisable, notwithstanding any provision therein for the exercise in installments. immediately.

                 (G) For purposes of termination of service as a result of Involuntary Termination (not





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                 Change in Control), any non-vested portion of any outstanding
                 Stock Options shall vest on a pro-rata basis based upon the number of months the terminated Officer has been retained within the applicable vesting schedule of this Agreement.

                 (H) In the event of Involuntary Termination or Termination for Good Reason within two years of a Change in Control, all Stock Options then outstanding shall become vested and immediately and fully exercisable, notwithstanding any provision therein for the exercise in installments.

5. WHO MAY EXERCISE. Subject to the terms and conditions set forth in Sections 3 and 4 above, this Stock Option may be exercised only by Grantee. If as a result of death or Disability prior to the termination date specified in Section 4(A) hereof and Grantee have not exercised this Stock Option as to the maximum percentage of Stock Options set forth in
                 Section 3 hereof as of the date of death of Disability, the following persons may exercise the exercisable portion of this Stock Option on behalf of Grantee at any time prior to the earlier of the dates specified in Sections 4(A) or (B) hereof:
                 (i) if Grantee is disabled, your guardian; or (ii) if Grantee dies, the personal representative of your estate, or the person who acquired the right to exercise this Stock Option by bequest or inheritance or by reason of Grantees death; provided that this Stock Option shall remain subject to the other term of this Agreement, and applicable laws, rules, and regulations.

6. RESTRICTIONS. This Stock Option may be exercised only with respect to full shares and no fractional share of stock shall be issued.

7. MANNER OF EXERCISE. Subject to such rules as the Board or the Committee may from time to time adopt, this Stock Option may be exercised by the delivery of written notice to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon.

                 On the Exercise Date, Grantee shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (i) cash, certified check, bank draft, or money order payable to the order of the Company, and/or (ii) any other form of payment which is acceptable to the Committee.

                 Common Stock which is acquired by Grantee pursuant to the exercise of this Stock Option may not be used to exercise a subsequent option until and unless such shares have been held for a period of six months.

                 Upon payment of all amounts due, the Company shall cause certificates for the Common Stock then being purchased to be delivered to Grantee (or the person exercising Stock Option in the event of your death of Disability) at its principal business office promptly after the





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                 Exercise date.  The obligation of the Company to deliver
                 shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its sole discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or under any state of federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, then the Stock Option may not be exercised in whole or in part unless such, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

                 If Grantee fails to pay for any of the Common Stock specified in such notice or fail to accept delivery thereof, then your right to purchase such Common Stock may be terminated by the Company.

8. TAX WITHHOLDING. The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state or local taxes required by law to be deducted. As a requirement for receiving shares of Common Stock issued under this Stock Option, Grantee will be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Such payments shall be required to be made before the delivery of any certificate representing such shares of Common Stock will be issued. The Committee may determine such payment can be made in cash, by check, or through the delivery of shares of Common Stock owned by Grantee (which may be effected by the actual delivery of shares of Common Stock by Grantee or if Grantee is not an insider (as defined by the Securities and Exchange Commission), by the Company's withholding a number of shares to be issued upon exercise of this Stock Option, if applicable), which shares have an aggregate Fair Market Value equal to the required minimum withholding payment , or any combination thereof.

9. NON-ASSIGNABILITY. This Stock Option is not assignable or transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. However, after Grantee has shown reasonable evidence of tax and/or financial advice from a third-party, Grantee may make an irrevocable gift of the Stock Option to a family member or trust.

10. RIGHTS AS STOCKHOLDER. You will have no rights as a stockholder with respect to any shares covered by this Stock Option until the issuance of a certificate or certificates to Grantee for the shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate of certificates.

11. ADJUSTMENT OF NUMBER OF SHARES AND RELATED MATTERS. The number of shares of Common Stock covered by this Stock Option, and the Option Price thereof, shall be subject to adjustment in accordance with change in capitalization of Siena Holdings, Inc. or a





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                 combination, merger, or reorganization of Siena Holdings, Inc.
                 into or with any other corporation or any other transaction with similar effects.

12. GRANTEE'S REPRESENTATIONS. Notwithstanding any of the provisions hereof, Grantee hereby agrees that Grantee will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to Grantee hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by Grantee or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. The obligations of the Company and your rights are subject to all applicable laws, rules and regulations.

                 Furthermore, if Grantee is an "insider" (as defined by the Securities Exchange Commission), Grantee agrees that Grantee will not exercise this Stock Option during the six (6) months following the Date of Grant.

13. INVESTMENT REPRESENTATION. Unless the Common Stock is issued to Grantee in a transaction registered under applicable Federal and state securities laws, by Grantees execution hereof, Grantee represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by Grantee for investment purposes for your own account and not with any intent for resale or distribution in violation of Federal or state securities laws. Unless the Common Stock is issued to you in a transaction registered under the applicable Federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend.

14. PARTICIPANT'S ACKNOWLEDGMENTS. As a Grantee under this Agreement, Grantee acknowledges receipt of a copy of this Agreement, and represents that Grantee is familiar with the terms and provisions of this Agreement. By signing this Agreement, Grantee hereby accepts as binding, conclusive, and final all decisions or interpretations of the Committee, as that term is defined in this Agreement, upon any questions arising under this Agreement. Any disagreement by Grantee as to any decision or interpretation of the Committee shall be settled exclusively by the terms of this Agreement.

15. LAW GOVERNING. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

                 In the event of any change in applicable laws or any change in circumstances which results in or would result in any dilution of the rights granted under this Agreement, or which otherwise warrants equitable adjustment because it interferers with the intended operation of this Agreement, then if the Committee shall, in its sole discretion, determine that such change requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under this





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                 Agreement or in the terms and conditions of this Agreement, such adjustment shall be made in accordance with such determination. The Committee shall give notice to each Grantee, and upon notice such adjustment shall be effective and binding for all purposes of this Agreement.

16. NO RIGHT TO CONTINUE RETENTION. Nothing herein shall be construed to confer upon Grantee the right to continue in the retention of the Company or any Subsidiary or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge Grantee at any time (subject to any contract rights Grantee might have).

17. LEGAL CONSTRUCTION. In the event that any one or more of the terms, provisions or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal or unenforceable in any respect for any reason, the invalid, illegal or unenforceable term, provision or agreement shall not affect any other term, provision or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal or unenforceable term, provision or agreement had never been contained herein.

18. ENTIRE AGREEMENT. This Agreement supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement and that any agreement, statement or promise that is not contained in this Agreement shall not be valid or binding or of any force or effect.

19. PARTIES BOUND. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

20. MODIFICATION. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend this Agreement or revoke this Stock Option to the extent permitted in this Agreement.

21. HEADINGS. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

22. NOTICE. Any notice required or permitted to be delivered hereunder shall be deemed to be





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                 delivered only when actually received by the Company or by
                 Grantee, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith.

                        (A) Notice to the Company shall be addressed and delivered as follows:

                                           Siena Holdings, Inc.
                                           Attention: Chairman
                                     717 Harwood Street, Suite 1110
                                           Dallas, TX 75201

                        (B) Notice to Grantee shall be addressed and delivered as follows:


                                           W. Joseph Dryer
                                         3401 LakeBrook Drive
                                           Plano, TX 75093


IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Grantee, to evidence Grantees consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.



SIENA HOLDINGS, INC.


BY:
    ----------------------------

TITLE:
       -------------------------

GRANTEE:


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